Exhibit 99.2

News release for immediate release
Contact information:
Rachael Luber, Vice President, Investor Relations
217-788-5163 | investorrelations@horacemann.com
Horace Mann reports fourth-quarter and full-year 2025 results
SPRINGFIELD, Ill., February 3, 2026 — Horace Mann Educators Corporation (NYSE:HMN), the largest multiline financial services company focused on helping America’s educators and a core small-cap growth and value equity in the Financials sector, today reported financial results for the three months and full year ended December 31, 2025:
•Diversified business delivered full-year net income of $162 million, or $3.90 per share, and record core earnings* of $196 million, or $4.71 per share with reported book value of $36.47 and adjusted book value* of $40.21 at year end; fourth-quarter net income was $0.87 per share, with core earnings* of $1.21 per share
•Total revenue rose nearly 7% for the year and more than 6% for the quarter, with net premiums and contract charges earned up more than 7% for the year and more than 5% for the quarter
•Full year Property & Casualty segment combined ratio of 89.7% improved more than 8 points over prior year

($ in millions, except per share amounts)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024		% Change
Total revenues	$434.8	$409.0	6.3%	$1,701.4	$1,595.2		6.7%
Net income	36.2	38.2	-5.2%	162.1	102.8		57.7%
Net investment gains (losses), after tax	(5.6)	(13.7)	N.M.	(10.2)	(13.6)		N.M.
Non-core earnings, after tax*	(8.5)	(17.9)	N.M.	(23.5)	(24.9)		N.M.
Core earnings*	50.3	69.8	-27.9%	195.8	141.3		38.6%
Per diluted share:
Net income	0.87	0.92	-5.4%	3.90	2.48		57.3%
Net investment gains (losses), after tax	(0.14)	(0.33)	N.M.	(0.25)	(0.33)		N.M.
Non-core earnings, after tax*	(0.20)	(0.43)	N.M.	(0.56)	(0.59)		N.M.
Core earnings per diluted share*	1.21	1.68	-28.0%	4.71	3.40		38.5%
Book value per share				36.47	31.51		15.7%
Adjusted book value per share*				40.21	37.54		7.1%
Tangible book value per share*				35.35	32.38		9.2%
Core ROE - LTM*				12.4%	9.4%	3.0	pts
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission. Refer to Note 1 of the September 30, 2025 Form 10-Q for additional disclosure of a non-recurring adjustment to net investment income related to private debt securities associated with the Company’s limited partnership investments.

"In 2025, Horace Mann delivered record core earnings and strong shareholder return on equity," said Horace Mann President and CEO Marita Zuraitis. "While P&C results meaningfully benefitted from lower catastrophe losses, underlying results across all segments are strong and in line with profitability targets. Top-line results increased across all segments, setting the stage for sustained, profitable growth in 2026 and beyond.
“Our results clearly illustrate Horace Mann’s ability to empower all educators to achieve lifelong financial success, while also helping employers attract and retain employees by providing more comprehensive benefits,” Zuraitis
The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

added. “The diversification of our business reflects our strategy to deliver consistent and reliable value to shareholders with a solid balance sheet and a compelling dividend.”
Simultaneous with this release, the Quarterly Results page of investors.horacemann.com has been updated to include the fourth-quarter investor supplement and investor presentation. These include details on company and segment financial performance, company guidance and outlook.
Quarterly webcast
Horace Mann’s senior management will discuss the company’s fourth-quarter and full-year 2025 financial results with investors on February 4, 2026 at noon Eastern Time. The conference call will be webcast live at investors.horacemann.com and available later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest multiline financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educational community. Founded by Educators for Educators® in 1945, Horace Mann is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to Horace Mann’s SEC filings.

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